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                                                                   EXHIBIT 10.13


                                 March 7, 2000


VIA U.S. MAIL AND E-MAIL

Mr. Edward Vanzo
6265 Daen Parkway
Ontario, New York 14519

                Re:    Option to license technologies
                       ------------------------------

Dear Mr. Vanzo:

         This letter, when countersigned by you, shall constitute an agreement for an option to license existing and future nanoporous polymer molecular filter technologies that are proprietary to you, including without limitation, technologies for the manufacture of cross linked cycoldextrin polymer materials covered by U.S. Patent Number 5,075,432; issued December 24, 1991; titled "Spherical Cyclodextrin Polymer Beads" (collectively the "Technologies").

         This shall confirm that you have granted to Manhattan Scientifics, Inc. ("MHTX") an exclusive option (the "Option") to negotiate an exclusive worldwide license (the "License") to the Technologies, on the following terms:

1. The fee for the Option is $10,000.00 (ten thousand dollars), which amount has been tendered by check together with this agreement.

2. The term of the Option shall be from March 15, 2000 through and including September 15, 2000. MHTX shall have the right to renew the Option for an additional term of six months from September 16, 2000 by tendering to you an Option renewal fee of $10,000.00 on or before September 15, 2000.

3. MHTX may exercise the Option at any time during the term of the Option (as same may become extended through renewal) by sending written notice of exercise to you at the above address by overnight courier service. Such notice shall be effective on the date it is delivered to an overnight courier service by MHTX.

4. (i) If MHTX exercises the Option, MHTX and you shall promptly negotiate the terms of the License in good faith. Notwithstanding the foregoing, and among other things, the License shall contain provisions no less favorable than the following:

      (a) The License shall be exclusive, worldwide, perpetual, and cover all fields of use;

      (b) The License shall include the right of MHTX to sublicense the Technologies;

      (c) MHTX shall provide you with a non-refundable, recoupable advance against royalties (in the form of either cash or MHTX common stock) having a value of not less than $100,000.00;

      (d) Royalties on the License shall be 3.5% of net sales. "Net sales" means gross sales of nanoporous polymer filtration raw material manufactured using the Technologies, less discounts, delivery costs and returns. In the event that, after the second calendar year following the year in which the
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            exclusive license is granted, royalties received are less than
            $25,000 the license shall become non-exclusive; and

      (e) The License shall include the Technologies and all subsequent intellectual property developed that relates to the Technologies.

      (ii) If MHTX and you have not executed a license agreement within 30 days after MHTX exercises the Option, then this agreement, and specifically section 4(i) above, shall automatically be be deemed to be the license agreement between the parties. Other terms not stated herein will be governed by law and/or custom.

      (iii) Upon exercise of the Option, it is intended that MHTX will enter into a research and development agreement with Vanzo, upon reasonable terms to be agreed, whereunder Vanzo will further develop, enhance and refine the Technologies for MHTX.

5. You make the following representations and warranties to MHTX: (a) that the Technologies are original, are solely owned by you, and are not subject to claims by any third parties; and (b) that you are authorized to enter into this Option agreement (and the License) and that the rights of no other entity will be violated thereby. If any of these representations are not true, and MHTX suffers liability or expense as a result, you will indemnify and defend MHTX.

6. Except for a non-disclosure agreement date February 21, 2000 between MHTX and you (which is hereby incorporated by reference), this Agreement contains the entire understanding between the parties, and any promises not contained herein shall have no force or effect. This Agreement may only be amended by a writing signed by all parties. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties consent to jurisdiction in New York, and agree that venue of any action shall be in New York County.

            Kindly indicate your agreement by countersigning this letter in the space provided below and returning the countersigned copy to me by facsimile, with the original to follow by overnight courier.

                                    Very truly yours, MANHATTAN SCIENTIFICS,
                                    INC.


                                    By: /s/ J B Harrod
                                        -------------------------------------

AGREED AS AFORESAID:
                                    Jack Harrod
                                    Chief Operating
                                    Officer, Manhattan Scientifics, Inc.
/s/ Edward Vanzo
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EDWARD VANZO